CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) (the portfolios in a series comprising John Hancock Bond Trust) in the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) Class A, B and C Shares Statements of Additional Information and to the inclusion in Post-Effective Amendment Number 50 to Registration Statement (Form N-1A, No. 2-66906) of our report dated July 9, 2001 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government
Fund).



                                                     /s/ERNST & YOUNG LLP
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                                                     ERNST & YOUNG LLP
Boston, Massachusetts
October 24, 2001